UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue, Pasadena, California 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officer

On August 16, 2023, Dean A. Shigenaga, President and Chief Financial Officer of Alexandria Real Estate Equities, Inc. (the “Company”), submitted his resignation from all of his positions with the Company and its subsidiaries for important personal family health reasons, effective September 15, 2023. Following the effectiveness of Mr. Shigenaga’s resignation, it is expected that he will continue to assist the Company with transitional matters and ongoing as a strategic consultant.

Mr. Shigenaga had served as President since January 2021 and Chief Financial Officer since December 2004, and had been employed by the Company in various positions since 2000. The board of directors of the Company (the “Board”) thanks Mr. Shigenaga for his many years of valuable and strategic leadership and service to the Company and looks forward to continuing the long-term relationship in a new strategic role as a consultant.

Election of Executive Officer

On August 17, 2023, the Board elected Marc E. Binda as Chief Financial Officer and Treasurer, effective September 15, 2023. Mr. Binda, age 47, has served as Executive Vice President – Finance & Treasurer since June 2019. Mr. Binda previously served as Senior Vice President – Finance & Treasurer since April 2018, as Senior Vice President – Finance since April 2012, and in other capacities from January 2005 to April 2012. Since joining the Company, Mr. Binda has served in a variety of positions of increasing responsibility within the finance and accounting functions. Mr. Binda currently oversees the Company’s treasury strategies and risk management, balance sheet management, financial projections, capital planning, debt financing, and other capital market transactions and provides business and technical advice on unique and complex real estate, joint venture, and leasing transactions. Prior to joining the Company, Mr. Binda was a Financial Reporting Manager at Watt Centro Management JV, LP, where he was responsible for accounting, finance, and treasury matters, REIT compliance, debt compliance, and U.S. and Australian GAAP reporting. Prior to joining Watt, Mr. Binda was a manager in Ernst & Young LLP’s Real Estate Advisory Business Services group, where he served three publicly traded REITs and other public and private companies. Mr. Binda is a certified public accountant and received his Bachelor of Science degree in Accounting from California Lutheran University.

The Company expects to enter into an amendment to its employment agreement with Mr. Binda pursuant to his election as Chief Financial Officer and Treasurer, and, to the extent there are any material changes, will disclose the terms of any such amendment by an amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

August 17, 2023	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
President and Chief Financial Officer